Appendix 99.2

Q2 2025
RESULTS

Marvin R. Ellison, Chairman & CEO

"This quarter, we delivered positive comp sales driven by solid performance in both Pro and DIY. Despite challenging weather early in the quarter, our teams drove both sales growth and improved profitability as well as an increase in customer satisfaction scores."



9 of 15 Regions
Delivered positive comp sales growth

Financial Highlights

+1.1% COMP SALES

33.8% GROSS MARGIN
+34 basis points vs. LY

14.5% OPERATING MARGIN
-13 basis points vs. LY

$4.27 DILUTED EPS
+2.4% vs. LY

33.8% ADJ. GROSS MARGIN[1]
+37 basis points vs. LY

14.7% ADJ. OPERATING MARGIN[1]
+23 basis points vs. LY ADJ. OPERATING MARGIN[1]

$4.33 ADJ. DILUTED EPS[1]
+5.6% vs. LY ADJ DILUTED EPS[1]

We returned **$645 MILLION** to our shareholders through dividends

1. Adjusted Gross Margin, Adjusted Operating Margin, and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com for a reconciliation of non-GAAP

Comparable Sales Summary

COMP TRANSACTIONS	-1.8%
COMP **$104.60** AVERAGE TICKET	+2.9%
ONLINE SALES GROWTH	+7.5%

Monthly Comp Sales Performance


MAY
JUN
JUL
-1.0%
-6.4%
+0.3%
-4.1%
4.7%
-4.9%
2025
2024

Comp Sales by Ticket Size


>$500
+3.6%
$100-$500
-0.1%
<$100
-1.4%

Product Category Performance

Positive Comp Sales in
9 of 14
product categories

- APPLIANCES
- BUILDING MATERIALS
- FLOORING
- HARDWARE
- LAWN & GARDEN
- LUMBER
- PAINT
- ROUGH PLUMBING
- TOOLS

Total Home Strategy Updates

ADG ARTISAN DESIGN GROUP

Closed on acquisition of **Artisan Design Group**

LOWE'S PRO

Positive Pro comp sales on top of strong mid-single-digit growth last year

LOWE'S creator x MR BEAST

Partnering with MrBeast to launch first home improvement **Creator Network**

Drive Pro penetration Accelerate online sales Expand home services Create a loyalty ecosystem Increase space productivity Total Home Strategy Solving problems and fulfilling dreams for the home

Q2 2025 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance for the three months ended August 1, 2025, with respective three months ended August 2, 2024: adjusted gross margin, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impacts of certain items, further described below, not contemplated in Lowe's Business Outlook. Fiscal 2025 Impacts During fiscal 2025, the Company recognized financial impacts from the following: • In the second quarter of fiscal 2025, the Company recognized pre-tax expenses of $43 million consisting of transaction costs and purchase accounting adjustments related to the acquisition of Artisan Design Group (Artisan Design Group acquisition). Fiscal 2024 Impacts: During fiscal 2024, the Company recognized financial impacts from the following: • In the second quarter of fiscal 2024, the Company recognized pre-tax income of $43 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Gross Margin (in millions, except percentage data) August 1, 2025 Gross Margin, As Reported $ 8,101 Artisan Design Group acquisition 7 Adjusted Gross Margin $ 8,108 Gross Margin, % of Sales 33.81 % Adjusted Gross Margin, % of Sales 33.84 % Three Months Ended Adjusted Operating Income (in millions, except percentage data) August 1, 2025 August 2, 2024 Operating Income, As Reported $ 3,469 $ 3,447 Artisan Design Group acquisition 43 — Canadian retail business transaction — (43) Adjusted Operating Income $ 3,512 $ 3,404 Operating Margin, % of Sales, As Reported 14.48% 14.61 % Adjusted Operating Margin, % of Sales 14.66% 14.43%

Three Months Ended August 1, 2025 August 2, 2024 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 4.27 $ 4.17 Artisan Design Group acquisition 0.08 (0.02) 0.06 — — — Canadian retail business transaction — — — (0.07) — (0.07) Adjusted Diluted Earnings Per Share $ 4.33 $ 4.10 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.